Arthur Anderson LLP

             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all reference to our Firm) included in or made a part of this registration statement.


                                    /s/ Arthur Andersen LLP
                                    ARTHUR ANDERSEN LLP



Milwaukee, Wisconsin
September 23, 1999